      As filed with the Securities and Exchange Commission on May 27, 1998
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                              -------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              -------------------

                                  PALEX, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                                   76-0520673
(State or other jurisdiction of         (I.R.S. Employer Identification No.)
incorporation or organization)

                        1360 POST OAK BLVD., SUITE 800
                             HOUSTON, TEXAS  77056
                                (713) 350-6030
             (Address of registrant's principal executive offices)


                          ACME BARREL COMPANY EMPLOYEE
                              STOCK OWNERSHIP PLAN
                              (Full Title of Plan)

                              -------------------

           Edward E. Rhyne          Copy to:      Eric A. Blumrosen
 Vice President and General Counsel       Gardere Wynne Sewell & Riggs, L.L.P.
             PalEx, Inc.                           333 Clay Avenue
   1360 Post Oak Blvd., Suite 800                    Suite 800
        Houston, Texas  77056                Houston, Texas  77002-4086
           (713) 350-6030                           (713) 308-5533

          (Name and address, including zip code, and telephone number, including area code, of registrant's agent for service)

                        CALCULATION OF REGISTRATION FEE

      TITLE OF EACH CLASS                               PROPOSED MAXIMUM        PROPOSED MAXIMUM
      OF SECURITIES TO BE            AMOUNT TO BE      OFFERING PRICE PER      AGGREGATE OFFERING          AMOUNT OF
          REGISTERED              REGISTERED (1) (2)        SHARE (3)             PRICE (1)(3)        REGISTRATION FEE (3)
-------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value      1,301,485 shares                 $10.53        $13,704,637.05                 $4,042.87
-------------------------------------------------------------------------------------------------------------------------


(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The shares of Common Stock, $.01 par value ("Common Stock"), of PalEx, Inc., a Delaware corporation (the "Registrant"), being registered hereby consist of shares held by the Trustee pursuant to the Acme Barrel Company Employee Stock Ownership Plan (the "Plan") for the accounts of participants.

(3) Calculated pursuant to Rule 457(h), based on the average of the high and low prices for Common Stock on May 20, 1998, as reported on The Nasdaq Stock Market.
================================================================================

                                    PART I

               INFORMATION REQUIRED IN THE SECTION 10 PROSPECTUS

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

     *Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part I of Form S-8.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

   The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated by reference in this Registration Statement.

       (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 28, 1997 (Commission File No. 000-22237).

       (2) The Registrant's Amendment No. 1 to Form 10-K on Form 10-K/A for the fiscal year ended December 28, 1997 (Commission File No. 000-22237).

       (3) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 29, 1998 (Commission File No. 000-22237).

       (4) The Registrant's Current Report on Form 8-K/A filed April 28, 1998 (Commission File No. 000-22237).

       (5) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on January 17, 1997, which incorporated by reference the section titled "Description of Capital Stock" contained in the Prospectus filed with the Securities and Exchange Commission on December 24, 1996 as part of the Registrant's Registration Statement on Form S-1 (Registration No. 333-18683), as amended by the Registrant's Registration Statement on Amendment No. 1 to Form 8-A on Form 8-A/A, as filed with the Securities and Exchange Commission on January 28, 1997, and the Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on March 13, 1997 (Commission File No. 000-22237).

   In addition, all documents subsequently filed by the Registrant or the Acme Barrel Company Employee Stock Ownership Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. The consolidated financial statements and schedules incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated on their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

   Edward E. Rhyne, Vice President and General Counsel for the Registrant, has rendered an opinion as to the legality of the securities being registered hereby. Mr. Rhyne holds options to purchase 16,250 shares which were exercisable on April 24, 1998 or that become exercisable within 60 days of such
date.   Mr. Rhyne also holds options to purchase an additional 83,750 shares which were not exercisable as of April 24, 1998 or within 60 days thereof.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than by an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

      Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been made to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

      Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

      Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

        Article Eight of the Corporation's Amended and Restated Certificate of Incorporation states that:

        "No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty by such director as a director; provided, however, that this Article Eight shall not eliminate or limit the liability of a director to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
        (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
        Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article Eight shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended."

      In addition, Article VI of the Corporation's Bylaws further provides that the Corporation shall indemnify its officers, directors and employees to the full extent permitted by law.

      The Corporation has entered into an indemnification agreement with each of its executive officers and directors which indemnifies such person to the fullest extent permitted by its Amended and Restated Certificate of Incorporation, its Bylaws and the DGCL. The Corporation also maintains directors' and officers' liability insurance coverage.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

   Not applicable.

ITEM 8.  EXHIBITS.

     4.1 Acme Barrel Company Employee Stock Ownership Plan, effective May 1, 1986, as amended and restated effective May 1, 1989.

     4.2 Acme Barrel Company Employee Stock Ownership Trust Agreement effective May 1, 1986, as amended and restated effective May 1, 1989.

     4.3 Amendment to Acme Barrel Company Employee Stock Ownership Plan, effective May 1, 1994.

     4.4 Acme Barrel Company Employee Stock Ownership Plan Amendment 1998-1, effective January 1, 1998.

     5.1 Opinion of Edward E. Rhyne, Vice President and General Counsel of the Registrant.

     5.2  Internal Revenue Service Determination Letter dated August 5, 1995.

    23.1  Consent of Arthur Andersen LLP.

    23.2  Consent of Edward E. Rhyne (included as part of Exhibit 5.1).

    24.1 Power of Attorney (set forth on the signature pages of this Registration Statement).

   Registrant hereby undertakes that it will submit all amendments to the Plan to the Internal Revenue Service ("IRS") in a timely manner, and that it will make all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code.

ITEM 9.  UNDERTAKINGS.

   The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (1)(i) and
     (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of the annual report of the Plan pursuant to Section 15(d) of the Securities and Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


   The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 21st day of May, 1998.


                             PALEX, INC.
                             (Registrant)



                             By:/s/ Vance K. Maultsby, Jr.
                                -------------------------------------------
                                Vance K. Maultsby, Jr., President and Chief
                                Executive Officer


   Each person whose signature appears below hereby constitutes and appoints Vance K. Maultsby, Jr. and Edward E. Rhyne and each of them (with full power in each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission and the securities regulatory authorities of the several states registration statements, any amendment or post-effective amendments or any and all other documents in connection therewith, in connection with the registration under the Securities Act of 1933, as amended, or the registration or qualification under any applicable state securities laws or regulations, of interests in the Plan and shares of Common Stock issuable pursuant to such Plan, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below in the City of Houston, State of Texas on the 21st day of May, 1998.

Name                                  Title
----                                  -----


/s/ Vance K. Maultsby, Jr.            President and Chief Executive Officer
--------------------------------      (principal executive officer)
Vance K. Maultsby, Jr.


/s/ Casey A. Fletcher                 Chief Accounting Officer and Secretary
--------------------------------      (principal financial and accounting
Casey A. Fletcher                      officer)


/s/ Tucker S. Bridwell                Director
--------------------------------
Tucker S. Bridwell

Name                                  Title
----                                  -----


/s/ A. Joseph Cruz                    Director
-------------------------
A. Joseph Cruz


/s/ John E. Drury                     Director
-------------------------
John E. Drury


/s/ Troy L. Fraser                    Director
-------------------------
Troy L. Fraser


/s/ A.E. Holland, Jr.                 Director
-------------------------
A.E. Holland, Jr.


/s/ Sam W. Humphreys                  Director
-------------------------
Sam W. Humphreys


/s/ Elliott S. Pearlman               Director
-------------------------
Elliott S. Pearlman


/s/ Stephen C. Sykes                  Director
-------------------------
Stephen C. Sykes


   The Plan. Pursuant to the requirements of the Securities Act of 1933, the Trustee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 21st day of May, 1998.


                            TRUSTEE FOR THE ACME BARREL
                            COMPANY EMPLOYEE STOCK OWNERSHIP PLAN




                            By:/s/ Philip A. Pearlman
                               -----------------------
                               Philip A. Pearlman

                               INDEX TO EXHIBITS

                                                                                   Sequentially
Exhibit  Numbered                                                                    Numbered
Number   Exhibit                                                                       Page
------   -------                                                                  -------------

 4.1     Acme Barrel Company Employee Stock Ownership Plan, effective
         May 1, 1986, as amended and restated effective May 1, 1989.

 4.2     Acme Barrel Company Employee Stock Ownership Trust Agreement effective
         May 1, 1986, as amended and restated effective May 1, 1989.

 4.3 Amendment to Acme Barrel Company Employee Stock Ownership Plan, effective May 1, 1994.

 4.4 Acme Barrel Company Employee Stock Ownership Plan Amendment 1998-1, effective January 1, 1998.

 5.1 Opinion of Edward E. Rhyne, Vice President and General Counsel of the Registrant.

 5.2     Internal Revenue Service Determination Letter dated August 5, 1995.

 23.1    Consent of Arthur Andersen LLP.

 23.2    Consent of Edward E. Rhyne (included as part of Exhibit 5.1).

 24.1 Power of Attorney (set forth on the signature pages of this Registration Statement).
